UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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F.N.B. Corporation

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[Commencing on May 3, 2021, F.N.B. Corporation sent the following communication to certain of its shareholders.]

May 3, 2021

Dear Shareholder:

At F.N.B. Corporation’s (“FNB”) 2021 annual meeting, you will again be provided the opportunity to cast an advisory vote on the compensation of our named executive officers (Proposal No. 2). ISS Proxy Advisory Services (“ISS”) has recommended that its clients vote against our executive compensation proposal. We believe that our executive compensation practices and decisions as it related to 2020 compensation, and in general, merit support by shareholders, and for the reasons discussed below, we urge you to vote FOR the executive compensation proposal:

Importantly, with the changes we have made to our compensation plans over the last few years (described on pages 48-49 of our proxy statement), we believe our incentive plans have a very strong alignment with shareholder interests. As described on page 48 of our 2021 proxy statement, 78% of the target total compensation of our CEO is variable compensation.

2020 Incentive Plan Targets

As was the case for so many companies, 2020 was a challenging year for our company. One of the actions our Compensation Committee took into careful consideration was establishing targets in accord with our financial plan. Although it was determined to establish lower 2020 targets in comparison with prior-year targets, notably our 2020 target was set above analysts’ consensus estimates at that time. Also, the lower 2020 target determination was solely due to the significant accounting change to the CECL model that applied to all banks. On January 1, 2020, we adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which replaced the incurred credit loss impairment methodology with a methodology that reflects lifetime current expected credit losses (commonly referred to as CECL). Excluding this accounting change, the target would have been essentially the same as the prior year reflecting the significant reduction in interest rates burdening all banks’ earnings. In reviewing the proxy statements of each of our peers, about half of the peers also set 2020 targets that were lower than their 2019 actual targets as the “lower for longer” interest rate environment represented a significant change in the banking industry’s pricing power which impacted earnings projections. Significantly, for compensation there are multiple key performance indicators (as shown on page 63 of our 2021 proxy statement) used to measure relative performance to peers such as efficiency ratio, growth in tangible book value per share plus common dividends, and return on tangible common equity intended to create a balanced approach to deliver sustained value to our shareholders.

2020 Incentive Plan Payments

The Compensation Committee also determined it appropriate to reduce the incentive payout level for the operating EPS metric after considering the impact on our shareholders as reflected in our share price performance during 2020. We believe this action demonstrates direct alignment with shareholder interests. Given the significant actions and extraordinary leadership by our CEO during the pandemic, the Compensation Committee exercised discretion by making a modest increase to the CEO’s award in recognition of how his exceptional efforts and actions protected shareholder value in an unprecedented period. As comprehensively discussed in our proxy statement on pages 2 through 5 and extensively discussed in our 2021 Corporate Responsibility Report, “our Board Chairman and CEO spearheaded the development and implementation of FNB’s COVID-19 response by establishing four foundational pillars:” Employee Protection and Assistance, Operational Response and Preparedness, Customer and Community Support, Risk Management Protocols and Shareholder Value Preservation. Notably, these decisions resulted in a decrease in our CEO’s total compensation in 2020 compared to 2019, including his short-term incentive payout.

2020 Long-Term Incentive Payments

Long-term incentive performance-based awards vesting in 2020 were earned above target given our relative financial and TSR performance compared to peers as those plans are 100% peer based. The ROATA component ranked in the 68th percentile compared to peers and the TSR modifier was based on performance equating to the 47th percentile, very slightly below peers. This focus on performance based compensation was further demonstrated by the Compensation Committee’s decision not to increase the CEO’s base salary for 2021 given the pandemic environment.

As part of their report, ISS included a potential $1.8 million amount attributable to cash based performance units awarded to our CEO in 2019. We believe that ISS’ addition of this amount does not accurately reflect his compensation, as the value of those units was already included within our Summary Compensation Table in that year as part of his total performance-based award for the year, the same as in 2020. In separately adding the performance units, this significantly overstated our CEO’s 2019 compensation by more than 28% for purposes of the pay for performance evaluation.

Summary

These actions have been recognized by shareholders, given the momentum of FNB’s share price performance. FNB’s YTD TSR as of April 28, 2021 equals 38.4%, significantly above the 31.9% average for our peers. Accordingly, as of April 28, 2021, FNB’s trailing 3-year performance is now slightly above the peers at 8.8% versus 8.7%.

The effectiveness of FNB’s incentive compensation practices and alignment of our performance compensation program with FNB shareholders’ interests is highlighted on page 44 of our 2021 proxy statement which states that over the last few years, “…management’s actual realized compensation has been below the target amount utilized in the SCT while the Company’s financial performance for those periods was better than peer medians and top quartile for several key measures that are important to shareholders,” and further notes the executives “LTIP awards failed to vest three times [in 2017, 2018 and 2019] and vested at 50% of target the first and last year of this [five-year] period.” Notably, on the same page of FNB’s 2021 proxy statement, we explained that the effectiveness of FNB’s incentive compensation program is proven by the fact that “the total amount of vested awards was significantly below the amounts shown for the corresponding years in the respective Summary Compensation Table.” We consider this to demonstrate a very strong alignment with shareholder interests given the TSR performance during those periods.

In our view, the utilization of peer medians for target-setting purposes is an industry standard evidenced by our review of all peer 2021 proxy statements which show that seventeen out of our nineteen peers adopted this same practice. Additionally, the 2021 peer proxy statements reveal that FNB is one of three banks out of nineteen to use peer-based metrics in both the short-term incentive program and long-term incentive program.

In summary, we believe that our executive compensation practices and decisions continue to demonstrate strong alignment with shareholder interests and merit support by shareholders. The rigor of our Compensation Committee actions has rewarded management when FNB’s performance results have exceeded peers results and reduced compensation and/or did not permit vesting of long-term awards when results have underperformed peers.

In light of the foregoing, we ask that you support the recommendation of our Board of Directors and cast an advisory vote FOR approval of the compensation of our executive officers. If you have already cast a vote against the proposal, we urge you to reconsider that determination and submit a new vote in favor of the proposal.

Thank you for your consideration.

Sincerely,

FNB CORPORATION

Cautionary Statement Regarding Forward-Looking Information

This document may contain statements regarding F.N.B. Corporation’s outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws.

F.N.B.’s forward-looking statements are subject to the following principal risks and uncertainties:

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Our business, financial results and balance sheet values are affected by business, economic and political circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) actions by the Federal Reserve Board, U.S. Treasury Department, Office of the Comptroller of the Currency and other governmental agencies, especially those that impact money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economic environment; (iv) the impacts of tariffs or other trade policies of the U.S. or its global trading partners; and the sociopolitical environment in the United States.

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Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.

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Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate, react quickly and continue to respond to technological changes and COVID-19 challenges can also impact our ability to respond to customer needs and meet competitive demands.

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Business and operating results can also be affected by widespread natural and other disasters, pandemics, including the ongoing COVID-19 pandemic crisis, dislocations, terrorist activities, system failures, security breaches, significant political events, cyber-attacks or international hostilities through impacts on the economy and financial markets generally, or on us or our counterparties specifically.

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Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain management. These developments could include:

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Changes resulting from a new U.S. presidential administration, including legislative and regulatory reforms, different approaches to supervisory or enforcement priorities, changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, taxes, employee benefits, compensation practices, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.

•	Changes to regulations or accounting standards governing bank capital requirements, loan loss reserves, and liquidity standards.

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Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to FNB.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies.

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The impact on our financial condition, results of operations, financial disclosures and future business strategies related to allowance for credit losses changes due to changes in forecasted macroeconomic scenarios commonly referred to as the “current expected credit loss” standard or CECL.

•	A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns.

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The COVID-19 pandemic and the federal, state, and local regulatory and governmental actions implemented in response to COVID-19 have resulted in a deterioration and disruption of the financial markets and national and local economic conditions, increased levels of unemployment and business failures, and the potential to have a material impact on, among other things, our business, financial condition, results of operations, liquidity, or on our management, employees, customers and critical vendors and suppliers. In view of the many unknowns associated with the COVID-19 pandemic, our forward-looking statements continue to be subject to various conditions that may be substantially different in the future than what we are currently experiencing or expecting, including, but not limited to, a prolonged recovery of the U.S. economy and labor market and the possible change in commercial and consumer customer fundamentals, expectations and sentiments. As a result, the COVID-19 impact, including U.S. government responsive measures to manage it or provide financial relief, the uncertainty regarding its duration and the success of vaccination efforts, it is possible the pandemic may have a material adverse impact on our business, operations and financial performance.

The risks identified here are not exclusive or the types of risks F.N.B. may confront and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A Risk Factors and the Risk Management sections of our 2020 Annual Report on Form 10-K, our subsequent 2021 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2021 filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder-services. More specifically, our forward-looking statements may be subject to the evolving risks and uncertainties related to the COVID-19 pandemic and its macro-economic impact and the resulting governmental, business and societal responses to it. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.

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